UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2019

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Rocky Mountain Chocolate Factory, Inc.

(Exact name of registrant as specified in its charter)

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Delaware	001-36865	47-1535633
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

265 Turner Drive

Durango, Colorado 81303

(Address, including zip code, of principal executive offices)

Registrant's telephone number, including area code: (970) 259-0554

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class registered	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	RMCF	Nasdaq Global Market
Preferred Stock Purchase Rights	RMCF	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.     Entry into a Material Definitive Agreement.

Strategic Alliance with Edible Arrangements

On December 20, 2019, Rocky Mountain Chocolate Factory, Inc. (the “Company”) entered into a strategic alliance (the “Strategic Alliance”) with Edible Arrangements, LLC (“EA”) and Farids & Co. LLC (“Farids,” and together with EA and any permitted transferees, “Edible Arrangements”), pursuant to which, among other things, the Company will become the exclusive provider of certain branded chocolate products to EA, its affiliates and its franchisees. In connection with the Strategic Alliance, the Company entered into a strategic alliance agreement, an exclusive supplier operating agreement and a warrant agreement with EA and Farids, as applicable, and as described further below.

Exclusive Supplier Agreement

On December 20, 2019, the Company entered into an Exclusive Supplier Operating Agreement (the “Exclusive Supplier Agreement”) with EA, pursuant to which the Company will be EA’s exclusive supplier for chocolates, candies and/or other confectionery products. In addition, the Company granted to EA a non-exclusive, worldwide right to market, offer for sale, sell and distribute such products, including through (i) retail stores and (ii) on-line distribution channels such as Internet websites and applications for personal computing devices, as an authorized and independent distributor of such products.

The Exclusive Supplier Agreement has an initial term of five years (the “Initial Term”). After the Initial Term, the Exclusive Supplier Agreement will automatically renew for an additional term of three years, unless either party gives the other at least 24 months’ written notice of non-renewal prior to the end of the Initial Term. Thereafter, the Exclusive Supplier Agreement will continue until either party gives the other at least 24 months’ written notice of termination. Notwithstanding the foregoing, following any change of control of the Company, neither party will issue a notice of non-renewal within four additional years following such change of control. The Exclusive Supplier Agreement also contains customary representations, warranties and covenants, and the parties have also agreed to indemnify and hold each other harmless from claims and losses arising directly or indirectly from the Exclusive Supplier Agreement under certain circumstances.

Strategic Alliance Agreement

On December 20, 2019, the Company entered into a Strategic Alliance Agreement (the “Strategic Alliance Agreement”) with EA and Farids, pursuant to which, among other things, the Company will issue and sell 126,839 shares (the “Purchased Shares”) of the Company’s common stock to Farids at a price of $7.884 per share, which represents a 10% discount to the 20-day volume-weighted average price of the Company’s common stock on the Nasdaq Global Market as of December 19, 2019. The issuance and sale of the Purchased Shares is required to close within 90 days, subject to the satisfaction of certain customary closing conditions. The Purchased Shares may not be transferred within the first two years following the date of the Strategic Alliance Agreement, subject to certain limited exceptions. In addition, the Company has certain rights of first offer and rights of first refusal with respect to the Purchased Shares or the Warrants Shares (as defined below), and the Company also granted certain registration rights to Edible Arrangements with respect to the Purchased Shares and the Warrants Shares. Subject to certain limited exceptions, Edible Arrangements is also prohibited from beneficially owning 19.99% or more of the fully diluted number of shares of Common Stock outstanding at any time.

Under the Strategic Alliance Agreement, the Company agreed to nominate Tariq Farid for election to the Board of Directors of the Company at the Company’s 2019 annual meeting of stockholders to be held on January 9, 2020. In addition, only at such time that Edible Arrangements owns more than 5% of the outstanding common stock of the Company, Edible Arrangements will have the right to nominate Tariq Farid, or in the event of Mr. Farid’s death or permanent disability, another individual that is reasonably acceptable to the Company, as director of the Company (the “Springing Nomination Right”). The Springing Nomination Right will terminate at such time that Edible Arrangements owns less than 5% of the outstanding common stock of the Company and if EA does not achieve certain revenue thresholds.

The Strategic Alliance Agreement also contains customary representations, warranties and covenants and includes the terms and conditions for, among other things, the sale of the Purchased Shares to Farids and the Springing Nomination Rights, indemnification and contribution obligations and other terms and conditions typical to agreements of this type.

Warrant

In consideration of EA entering into the Exclusive Supplier Agreement and the performance of its obligations therein, on December 20, 2019, the Company issued EA a warrant (the “Warrant”) to purchase up to 960,677 shares of Common Stock (the “Warrant Shares”) at an exercise price of $8.76 per share, which represents the 20-day volume-weighted average price of the Company’s common stock on the Nasdaq Global Market as of December 19, 2019. The Warrant Shares vest in annual tranches in varying amounts following each contract year under the Exclusive Supplier Agreement, subject to, and only upon, EA’s achievement of certain revenue thresholds on an annual or cumulative five-year basis in connection with its performance under the Exclusive Supplier Agreement. The Warrant expires six months after the final and conclusive determination of revenue thresholds for the fifth contract year and the cumulative revenue determination in accordance with the terms of the Warrant. The vesting of the Warrant Shares will accelerate under certain circumstances upon a change of control of the Company.

Amendment to Rights Agreement

On December 20, 2019, in order to permit the transactions contemplated in connection with the Strategic Alliance, the Company entered into an Amendment (the “Rights Amendment”) to the Company’s Rights Agreement, dated as of March 1, 2015 (the “Rights Agreement”), by and between the Company and Computershare Trust Company, N.A., as rights agent (the “Rights Agent”). The Company amended the Rights Agreement to add the defined term “Designated Holder” for the purpose of providing a limited exemption to Farids, together with all of its Affiliates and Associates (each as defined in the Rights Agreement) from the definition of “Acquiring Person” under the Rights Agreement, along with other conforming changes.

This limited exemption permits Farids, together with all of its Affiliates and Associates, to become the Beneficial Owner (as defined in the Rights Agreement) of up to 20% of the Common Stock of the Company then outstanding without becoming an Acquiring Person rather than the 15% threshold otherwise applicable. Farids, together with all of its affiliates and associates will be deemed a Designated Holder until the earliest of such time as (i) Farids, together with all of its affiliates and associates ceases to beneficially own 10% or more of the Common Stock, (ii) either Farids & Co. LLC or Edible Arrangements, LLC or any parent entity of either is subject to a change of control and either purchases or acquires any additional shares of common stock of the Company following such change of control or (iii) Farids, together with all of its affiliates and associates reports or is required to report on Schedule 13D (or any successor or comparable report) its beneficial ownership of common stock of the Company and discloses its intent to effect or promote a change in control of the Company.

The foregoing descriptions of the Exclusive Supplier Agreement, the Strategic Alliance Agreement, the Warrant and the Rights Amendment do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the full text of such agreements, which are attached hereto as Exhibits 10.1, 10.2, 4.1 and 4.2, respectively, to this Current Report on Form 8-K, each of which is incorporated by reference herein.

Item 3.02.     Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.02 of this Current Report on Form 8-K. The Purchased Shares and the Warrant Shares to be issued pursuant to the Strategic Alliance Agreement and the Warrant, as applicable, will be issued without registration under the Securities Act, in reliance upon the exemption provided in Section 4(a)(2) thereunder.

Item 3.03.     Material Modification to Rights of Security Holders

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.03 of this Current Report on Form 8-K.

Item 7.01.     Regulation FD Disclosure.

Strategic Alliance Letter of Intent - E-Commerce Management

On December 20, 2019, the Company entered into a Strategic Alliance Letter of Intent related to e-commerce management (the “LOI”) with EA, whereby the Company would license to EA certain rights related to the Company’s domain name for purposes of EA selling certain products produced by the Company to end user customers through a dedicated webpage on EA’s website (“RMCF Marketplace”). The parties agreed to work towards entering to a definitive license agreement to govern the relationship between the Company and EA under substantially the terms contemplated in the LOI. The LOI is non-binding, other than with respect to certain customary provisions, such as, among others, those related to confidentiality and expenses.

Under the proposed license agreement, the Company would continue to operate a website that offers corporate information and information about its products (the “RMCF Website”). Although the exact digital architecture has not beendefined or agreed, it is understood that the RMCF Website would contain a link that wouldseamlessly direct visitors seeking to purchase the Company’s products to the RMCF Marketplace. Upon clicking the link, the visitor would be redirected to the EA-managed RMCF Marketplace where they could purchase the Company’s products. The RMCF Website would provide information to visitors only and all e-commerce activity previously performed by the Company for its products would be managed by EA.

The foregoing description of the LOI does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the full text of the LOI, which is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K, which is incorporated by reference herein.

The information in this Item 7.01 of this Current Report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.     Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1†	Common Stock Purchase Warrant, dated as of December 20, 2019, issued to Edible Arrangements, LLC.
4.2	Amendment to Rights Agreement, dated as of December 20, 2019, by and between Rocky Mountain Chocolate Factory, Inc. and Computershare Trust Company, N.A., as rights agent.
10.1†	Exclusive Supplier Operating Agreement, dated as of December 20, 2019, by and between Rocky Mountain Chocolate Factory, Inc. and Edible Arrangements, LLC.
10.2†	Strategic Alliance Agreement, dated as of December 20, 2019, by and among Rocky Mountain Chocolate Factory, Inc., Farids & Co. LLC and Edible Arrangements, LLC.
99.1	Strategic Alliance Letter of Intent, dated as of December 20, 2019, by and between Rocky Mountain Chocolate Factory, Inc. and Edible Arrangements, LLC.

†	Certain portions of the exhibit have been omitted pursuant to Rule 601(b)(10) of Regulation S-K. The omitted information is (i) not material and (ii) would likely cause competitive harm to the Company if publicly disclosed.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ROCKY MOUNTAIN CHOCOLATE FACTORY, INC.

Date: December 23, 2019	By:	/s/ Bryan J. Merryman
	Name:	Bryan J. Merryman
	Title:	Chief Executive Officer, Chief Financial Officer and Chairman of the Board of Directors